EXHIBIT 99.3


                        BIOMERICA, INC. AND SUBSIDIARIES


                                    CONTENTS

================================================================================





 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         FS-2


 CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheet as of May 31, 2002                          FS-3

     Consolidated Statements of Operations and
       Comprehensive Loss for the Years Ended
       May 31, 2002 and 2001, respectively                           FS-4 - FS-5

     Consolidated Statements of Shareholders' Equity
       for  the Years Ended May 31, 2002 and 2001                    FS-6 - FS-7

     Consolidated Statements of Cash Flows for the
       Years Ended May 31, 2002 and 2001                             FS-8 - FS-9


     Notes to Consolidated Financial Statements                    FS-10 - FS-51

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Biomerica, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Biomerica, Inc. and Subsidiaries (the "Company") as of May 31, 2002, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years ended May 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomerica, Inc. and subsidiaries as of May 31, 2002, and the results of their operations and their cash flows for the years ended May 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The Company has suffered substantial recurring losses from operations and has relied on equity and debt financings to fund operations and may have to do so in the future. Management's plan in regards to these matters are described in Note 1.




                                                            /a/ BDO SEIDMAN, LLP

Costa Mesa, California
August 9, 2002

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
================================================================================

MAY 31,                                                               2002
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                         $ 329,277
   Available for-sale securities                                         2,532
   Accounts receivable, less allowance for doubtful
     accounts and sales returns of $196,452                          1,504,344
   Inventories, net                                                  2,921,012
   Notes receivable                                                      2,419
   Prepaid expenses and other                                          122,474
--------------------------------------------------------------------------------

Total current assets                                                 4,882,058
--------------------------------------------------------------------------------

INVENTORIES, non-current                                                15,000
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, at cost
   Equipment                                                         2,895,169
   Construction in progress                                              7,400
   Furniture, fixtures and leasehold improvements                      407,683
--------------------------------------------------------------------------------
                                                                     3,310,252

ACCUMULATED DEPRECIATION AND AMORTIZATION                           (3,082,411)
--------------------------------------------------------------------------------

Net property and equipment                                             227,841

INTANGIBLE ASSETS, net of accumulated amortization                     116,181

OTHER ASSETS                                                            35,546
--------------------------------------------------------------------------------

                                                                   $ 5,276,626
================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit                                                  $    65,669
   Accounts payable and accrued expenses                               906,190
   Accrued compensation                                                307,982
   Current portion of shareholder loans                                 30,000
   Net liabilities from discontinued operations                        326,187
--------------------------------------------------------------------------------

Total current liabilities                                            1,636,028
--------------------------------------------------------------------------------

SHAREHOLDER LOANS, net of current portion                              345,000

MINORITY INTEREST                                                    2,084,892
--------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
   Common stock, $.08 par value; 25,000,000 shares
     authorized; 5,172,364 shares issued and
     outstanding and 28,333 shares subscribed                          437,538
   Additional paid in capital                                       16,981,982
   Accumulated other comprehensive loss                                (20,237)
   Accumulated deficit                                             (16,188,577)
--------------------------------------------------------------------------------

Total shareholders' equity                                           1,210,706
--------------------------------------------------------------------------------

                                                                   $ 5,276,626
================================================================================

                    See accompanying notes to consolidated financial statements.

                                                          BIOMERICA, INC. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                                                        COMPREHENSIVE LOSS
==========================================================================================

YEARS ENDED MAY 31,                                               2002            2001
------------------------------------------------------------------------------------------
NET SALES                                                      $ 8,598,054    $ 8,839,252

Cost of sales                                                    6,062,462      6,042,918
------------------------------------------------------------------------------------------

GROSS PROFIT                                                     2,535,592      2,796,334
------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Selling, general and administrative                           2,841,255      3,092,059
   Research and development                                        159,758        322,121
------------------------------------------------------------------------------------------

Total operating expenses                                         3,001,013      3,414,180
------------------------------------------------------------------------------------------

OPERATING LOSS FROM CONTINUING OPERATIONS                         (465,421)      (617,846)

OTHER INCOME (EXPENSE)
   Interest expense, net of interest income                        (40,370)       (25,442)
   Other income (expense), net                                     (32,667)        47,762
------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before minority interest
   in net loss of consolidated subsidiaries and income taxes      (538,458)      (595,526)

MINORITY INTEREST IN NET (INCOME) LOSS OF
   CONSOLIDATED SUBSIDIARIES                                       (26,154)        80,894
------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before income taxes              (564,612)      (514,632)

INCOME TAX EXPENSE                                                   2,060          1,600
------------------------------------------------------------------------------------------

NET LOSS FROM CONTINUING OPERATIONS                               (566,672)      (516,232)

DISCONTINUED OPERATIONS
   Income (loss) from discontinued operations, net                 (78,544)    (2,156,086)
   Gain on sale, net of tax of $0                                  224,481             --
------------------------------------------------------------------------------------------

NET LOSS                                                          (420,735)    (2,672,318)


                                           FS-4

                                                          BIOMERICA, INC. AND SUBSIDIARIES

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                                            COMPREHENSIVE LOSS (CONTINUED)
==========================================================================================


YEARS ENDED MAY 31,                                                  2002         2001
------------------------------------------------------------------------------------------

OTHER COMPREHENSIVE LOSS, net of tax
   Unrealized loss on available-for-sale securities                 (9,948)        (5,966)
------------------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                             $  (430,683)   $(2,678,284)
==========================================================================================

BASIC NET LOSS PER COMMON SHARE:
   Net loss from continuing operations                         $     (0.11)   $     (0.11)
   Net income (loss) from discontinued operations                     0.03          (0.44)
------------------------------------------------------------------------------------------

Basic net loss per common share                                $     (0.08)   $     (0.55)
==========================================================================================

DILUTED NET LOSS PER COMMON SHARE:
   Net loss from continuing operations                         $     (0.11)   $     (0.11)
   Net income (loss) from discontinued operations                     0.03          (0.44)
------------------------------------------------------------------------------------------

Diluted net loss per common share                              $     (0.08)   $     (0.55)
==========================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES
    Basic                                                        5,100,719      4,814,790
==========================================================================================

    Diluted                                                      5,100,719      4,814,790
==========================================================================================


                              See accompanying notes to consolidated financial statements.


                                           FS-5


                                                                                                    BIOMERICA, INC. AND SUBSIDIARIES

                                                                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
====================================================================================================================================

                                                                      COMMON STOCK        ACCUMULATED
                               COMMON STOCK        ADDITIONAL           SUBSCRIBED            OTHER
                           ----------------------    PAID-IN      ----------------------  COMPREHENSIVE  ACCUMULATED
                            SHARES      AMOUNT       CAPITAL        SHARES       AMOUNT    INCOME (LOSS)   DEFICIT        TOTAL
------------------------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2000     4,575,070  $  366,005   $ 15,529,421           --    $     --    $  (4,323)   $(13,095,524)  $ 2,795,579

Private placement,
  net of offering
  costs of $1,140            113,375       9,070        142,368      126,075      90,774           --              --       242,212

Change in unrealized
  gain (loss) on
  available-for-sale
  securities                      --          --             --           --          --       (5,966)             --        (5,966)

Common stock issued in
  satisfaction of payables    34,643       2,772         35,843           --          --           --              --        38,615

Exercise of stock options      8,500         680          6,088           --          --           --              --         6,768

Common stock issued
  for services rendered      159,091      12,727        232,898           --          --           --              --       245,625

Compensation expense in
  connection with options
  and warrants granted            --          --         89,336           --          --           --              --        89,336

Common stock subscribed
  for services rendered           --          --             --       20,000      20,000           --              --        20,000

Conversion of subsidiary
  debt into common stock
  of subsidiary                   --          --        713,014           --          --           --              --       713,014

Net loss                          --          --             --           --          --           --      (2,672,318)   (2,672,318)
------------------------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2001     4,890,679     391,254     16,748,968      146,075     110,774      (10,289)    (15,767,842)    1,472,865


                                                                FS-6

                                                                                                    BIOMERICA, INC. AND SUBSIDIARIES

                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - CONTINUED
====================================================================================================================================

                                                                      COMMON STOCK        ACCUMULATED
                               COMMON STOCK        ADDITIONAL           SUBSCRIBED            OTHER
                           ----------------------    PAID-IN      ----------------------  COMPREHENSIVE  ACCUMULATED
                            SHARES      AMOUNT       CAPITAL        SHARES       AMOUNT    INCOME (LOSS)   DEFICIT        TOTAL
------------------------------------------------------------------------------------------------------------------------------------

Issuance of subscribed
  shares                     126,075      10,086         80,688     (126,075)    (90,774)          --              --            --

Private placement             14,166       1,133          9,067           --          --           --              --        10,200

Change in unrealized
  gain (loss) on
  available-for-sale
  securities                      --          --             --           --          --       (9,948)             --        (9,948)

Common stock issued
  for compensation            31,819       2,545         15,194           --          --           --              --        17,739

Exercise of stock options      1,625         130            998           --          --           --              --         1,128

Common stock issued
  for consulting
  services rendered          108,000       8,640         55,560           --          --           --              --        64,200

Compensation expense in
  connection with options
  and warrants granted            --          --         71,507           --          --           --              --        71,507

Common stock subscribed
  for services rendered           --          --             --        8,333       3,750           --              --         3,750

Net loss                          --          --             --           --          --           --        (420,735)     (420,735)
------------------------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2002     5,172,364  $  413,788   $ 16,981,982       28,333    $ 23,750    $ (20,237)   $(16,188,577)  $ 1,210,706
====================================================================================================================================


                                                                        See accompanying notes to consolidated financial statements.

                                                                FS-7

                                                             BIOMERICA, INC. AND SUBSIDIARIES

                                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
=============================================================================================

 FOR THE YEARS ENDED MAY 31,                                             2002        2001
---------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss from continuing operations                                $(566,672)   $(516,232)
   Adjustments to reconcile net loss to net cash (used in)
    provided by continuing operating activities:
     Depreciation and amortization                                      192,418      207,510
     Provision for losses on accounts receivable                          3,893       (4,235)
     Provision for losses on inventory                                   32,683      129,034
     Realized gain on sale of available-for-sale securities             (10,026)     (34,427)
     Write-off of intangibles                                           100,320           --
     Write-off of notes receivable                                        7,800           --
     Warrants and options issued for services rendered                   71,507       89,336
     Common stock issued or subscribed for services rendered             85,689      265,625
     Net loss on sale of property and equipment                              --        2,000
     Minority interest in net profits (loss) of consolidated
       subsidiaries                                                      26,154      (80,894)
     Changes in current liabilities and assets
       Accounts receivable                                                9,544      176,385
       Inventories                                                      (91,508)    (128,909)
       Prepaid expenses and other                                       (36,705)      53,807
       Accounts payable and other accrued liabilities                   (13,042)      74,319
       Accrued compensation                                              52,880      (67,743)
       Other assets                                                       3,992           --
---------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities                    (131,073)     165,576
---------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Sales of available-for-sale securities                                39,116       85,665
   Decrease in notes receivable                                              --       16,600
   Purchases of property and equipment                                  (11,728)     (61,858)
   Increase in intangible assets                                        (20,436)     (20,090)
   Other assets                                                              --      (19,446)
   Proceeds from sale of subsidiary                                     212,500           --
---------------------------------------------------------------------------------------------

Net cash provided by investing activities                               219,452          871
---------------------------------------------------------------------------------------------



                                             FS-8


                                                             BIOMERICA, INC. AND SUBSIDIARIES


                                            CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
=============================================================================================



 FOR THE YEARS ENDED MAY 31,                                             2002        2001
---------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease under line of credit agreement                          (74,331)     (20,000)
   Increase in shareholder loan                                         280,000       95,000
   Change in of minority interests                                       11,782       15,682
   Exercise of stock options                                              1,128        6,768
   Sale of common stock, net of offering expenses                        10,200      242,212
---------------------------------------------------------------------------------------------

Net cash provided by financing activities                               228,779      339,662
---------------------------------------------------------------------------------------------

Net cash used in discontinued operations                               (114,725)    (991,719)
---------------------------------------------------------------------------------------------

Net change in cash and cash equivalents                                 202,433     (485,610)

CASH AND CASH EQUIVALENTS, beginning of year                            126,844      612,454
---------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                                $ 329,277    $ 126,844
=============================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
 CASH PAID DURING THE YEAR FOR:
     Interest                                                         $  17,539    $  19,931
=============================================================================================

     Income taxes                                                     $   2,060    $   1,600
=============================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES
   Change in unrealized holding gain (loss) on
     available-for-sale securities                                    $  (9,948)   $   5,966
=============================================================================================

                                 See accompanying notes to consolidated financial statements.

                                             FS-9

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


1. ORGANIZATION     ORGANIZATION
   AND
   LIQUIDITY        Biomerica, Inc. and subsidiaries (collectively "the
                    Company") are primarily engaged in the development, manufacture and marketing of medical diagnostic kits and the design, manufacture and distribution of various orthodontic products.

                    LIQUIDITY

                    The Company has suffered substantial recurring losses from operations over the last couple of years. The Company has funded its operations through debt and equity financings, and may have to do so in the future. ReadyScript operations were discontinued in May 2001 and Allergy Immuno Technologies, Inc. was sold in May 2002 (see Notes 2 and
                    13). ReadyScript and Allergy Immuno Technologies, Inc. were contributors to the Company's losses. The Company has also obtained a line of credit from a shareholder/officer (Note
                    6) which it has and will continue to rely on to help fund operations. The Company has reduced operating costs through certain cost reduction efforts and plans to concentrate on its core business in Lancer and Biomerica to increase sales. Management believes that cash flows from operations and its available credit coupled with reduced costs and anticipated increased sales will enable the Company to fund operations for at least the next twelve months. There can be no assurances that the Company will be able to become profitable, generate positive cash flows from operations or obtain the necessary equity or debt financing to fund and sustain operations in the future.


2. SUMMARY OF       PRINCIPLES OF CONSOLIDATION
   SIGNIFICANT
   ACCOUNTING       The consolidated financial statements for the years ended
   POLICIES         May 31, 2002 and 2001 (see Note 3) include the accounts of
                    Biomerica, Inc. ("Biomerica"), Lancer Orthodontics, Inc.
                    ("Lancer"), Allergy Immuno Technologies, Inc. ("AIT") (as discontinued operations) and ReadyScript, Inc. (as discontinued operations). All significant intercompany accounts and transactions have been eliminated in consolidation.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       ACCOUNTING ESTIMATES
   SIGNIFICANT
   ACCOUNTING       The preparation of financial statements in conformity with
   POLICIES         accounting principles generally accepted in the United
   (CONTINUED)      States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from those estimates.

                    FAIR VALUE OF FINANCIAL INSTRUMENTS

                    The Company has financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis. The Company's financial instruments consist of its cash and cash equivalents, accounts receivable, notes receivable, line of credit and accounts payable. The carrying amounts of the Company's financial instruments approximate their fair values at May 31, 2002.

                    CONCENTRATION OF CREDIT RISK

                    The Company, on occasion, maintains cash balances at certain financial institutions in excess of amounts insured by federal agencies.

                    The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company's sales are not materially dependent on a single customer or a small group of customers. The Company performs ongoing credit evaluations of its customers. The Company does not obtain collateral with which to secure its accounts receivable. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses. No one customer accounted for 10% or more of gross accounts receivable for the year ended May 31, 2002. No one customer accounted for 10% or more of revenues for the years ended May 31, 2002 and 2001.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       At May 31, 2002, one company accounted for 17.3% of accounts
   SIGNIFICANT      payable. No company accounted for more than 10% of purchases
   ACCOUNTING       for the years ended May 31, 2002 and 2001.
   POLICIES
   (CONTINUED)
                    CASH EQUIVALENTS

                    Cash and cash equivalents consists of demand deposits, money market accounts and mutual funds with remaining maturities of three months or less when purchased.

                    AVAILABLE-FOR-SALE SECURITIES

                    The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS
                    115), "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." This statement addresses the accounting and reporting for investments in equity securities which have readily determinable fair values and all investments in debt securities. The Company's marketable equity securities are classified as available-for-sale under SFAS 115 and reported at fair value, with changes in the unrealized holding gain or loss included in shareholders' equity. Available-for-sale securities consist of common stock of unrelated publicly-traded companies and are stated at market value in accordance with SFAS 115. Cost for purposes of computing realized gains and losses is computed on a specific identification basis. The proceeds from the sale of available-for-sale securities during fiscal 2002 and 2001 totaled $39,116 and $85,665, respectively (see Note 9). The change in the net unrealized holding (loss) gain on available-for-sale securities that has been included as a separate component of shareholders' equity totaled $(9,948) and $(5,966) for the years ended May 31, 2002 and 2001, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       INVENTORIES
   SIGNIFICANT
   ACCOUNTING       Inventories are stated at the lower of cost (first-in,
   POLICIES         first-out method) or market and consist primarily of
   (CONTINUED)      orthodontic products and biological chemicals. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Such net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industries in which the Company operates are characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheet.

                    Inventories consist of the following:

                    MAY 31,                                            2002
                    ------------------------------------------------------------

                    Raw materials                                  $    782,210
                    Work in progress                                    437,217
                    Finished products                                 1,988,469
                    Inventory reserve                                  (286,884)
                    ------------------------------------------------------------

                                                                   $  2,921,012
                    ============================================================

                    Approximately $1,858,000 of Lancer's gross inventory is located at its manufacturing facility in Mexico as of May 31, 2002.

                    PROPERTY AND EQUIPMENT

                    Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to income.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       Depreciation and amortization are provided over the
   SIGNIFICANT      estimated useful lives of the related assets, ranging from 3
   ACCOUNTING       to 12 years, using straight-line and declining-balance
   POLICIES         methods. Leasehold improvements are amortized over the
   (CONTINUED)      lesser of the estimated useful life of the asset or the term of the lease. Depreciation expense amounted to $101,968 and $119,325 for the years ended May 31, 2002 and 2001, respectively. At May 31, 2002, approximately $26,500 of property and equipment, net of accumulated depreciation and amortization, is located at Lancer's manufacturing facility in Mexico.

                    Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. Management has determined that there is no impairment of property and equipment at May 31, 2002.

                    INTANGIBLE ASSETS

                    Intangible assets are being amortized using the straight-line method over the useful life, not to exceed 18 years for marketing and distribution rights and purchased technology use rights, and 17 years for patents. Marketing and distribution rights include repurchased sales territories. Technology use rights consists of the purchase of manufacturing assets and technology. Amortization amounted to $90,450 and $88,463 for the years ended May 31, 2002 and 2001, respectively (see Note 4).

                    The Company assesses the recoverability of these intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. During the year ended May 31, 2002, management determined that a license had been impaired as Biomerica no longer manufactured the product covered by the license. The Company recorded an impairment expense for the unamortized balance of the license in the amount of $100,320 which is reflected in cost of sales in the accompanying statement of operations for the year ended May 31, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       RISKS AND UNCERTAINTIES
   SIGNIFICANT
   ACCOUNTING       LICENSES - Certain of the Company's sales of products are
   POLICIES         governed by license agreements with outside third parties.
   (CONTINUED)      All of such license agreements to which the Company
                    currently is a party are for fixed terms which will expire after ten years or upon the expiration of the underlying patents. After the expiration of the agreements or the patents, the Company is free to use the technology that had been licensed. There can be no assurance that the Company will be able to obtain future license agreements as deemed necessary by management. The loss of some of the current licenses or the inability to obtain future licenses could have an adverse affect on the Company's financial position and operations. Historically, the Company has successfully obtained all the licenses it believed necessary to conduct its business.

                    DISTRIBUTION - Lancer has entered into various exclusive and non-exclusive distribution agreements (the "Agreements") which generally specify territories of distribution. The Agreements range in term from one to five years. Lancer may be dependent upon such distributors for the marketing and selling of its products worldwide during the terms of these agreements. Such distributors are generally not obligated to sell any specified minimum quantities of the Company's product. There can be no assurance of the volume of product sales that may be achieved by such distributors.

                    GOVERNMENT REGULATION - Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization in the United States. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       Sales of medical devices outside the United States are
   SIGNIFICANT      subject to foreign regulatory requirements that vary widely
   ACCOUNTING       from country to country. The time required to obtain
   POLICIES         registrations or approvals required by foreign countries may
   (CONTINUED)      be longer or shorter than that required for FDA clearance or approval, and requirements for licensing may differ significantly from FDA requirements. There can be no assurance that Biomerica will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

                    Lancer's products are subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

                    EUROPEAN COMMUNITY - Lancer is required to obtain certification in the European community to sell products in those countries. The certification requires Lancer to maintain certain quality standards. Lancer has been granted certification. However, there is no assurance that Lancer will be able to retain its certification in the future.

                    RISK OF PRODUCT LIABILITY - Testing, manufacturing and marketing of Biomerica's products entail risk of product liability. Biomerica currently has product liability insurance. There can be no assurance, however, that Biomerica will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Biomerica against losses due to product liability. An inability could prevent or inhibit the commercialization of Biomerica's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       Lancer is subject to the same risks of product liability.
   SIGNIFICANT      Lancer currently has product liability insurance. Lancer
   ACCOUNTING       also is subject to the risk of loss of its product liability
   POLICIES         insurance and the consequent exposure to liability.
   (CONTINUED)
                    HAZARDOUS MATERIALS - Biomerica's manufacturing and research and development involves the controlled use of hazardous materials and chemicals. Although Biomerica believes that safety procedures for handling and disposing of such materials comply with the standards prescribed by state and Federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated.
                    In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations.

                    STOCK-BASED COMPENSATION

                    During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "ACCOUNTING FOR STOCK-BASED COMPENSATION," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net (loss) income and (loss) earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied (see Note 7). The Company has elected to account for its stock-based compensation to employees under APB 25.

                    MINORITY INTEREST

                    Minority interest represents the minority shareholders' proportionate share of the equity of Lancer. At May 31, 2002, Biomerica owned 31.63% of Lancer and 88.9% of ReadyScript. Biomerica sold its interest in AIT on May 30, 2002 (see Notes 3 and 13).

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       REVENUE RECOGNITION
   SIGNIFICANT
   ACCOUNTING       Revenues from product sales are recognized at the time the
   POLICIES         product is shipped, at which point title passes. An
   (CONTINUED)      allowance is established for estimated returns as revenue is recognized.

                    RESEARCH AND DEVELOPMENT

                    Research and development expenses are expensed as incurred. The Company expensed approximately $160,000 and $322,000 of research and development expenses during the years ended May 31, 2002 and 2001, respectively.

                    INCOME TAXES

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

                    Biomerica and Lancer file separate income tax returns for Federal and state income tax purposes.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       ADVERTISING COSTS
   SIGNIFICANT
   ACCOUNTING       The Company reports the cost of all advertising as expense
   POLICIES         in the period in which those costs are incurred. Advertising
   (CONTINUED)      costs were approximately $27,000 and $50,000 for the years ended May 31, 2002 and 2001, respectively.

                    LOSS PER SHARE

                    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "EARNINGS PER SHARE" ("EPS"). SFAS 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.

                    The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted EPS computations.

                                                    For the Years Ended May 31,
                                                    ----------------------------
                                                         2002          2001
                    ------------------------------------------------------------

                    Numerator:
                      Loss from continuing
                        operations                  $   (566,672)  $   (516,232)
                      Gain (loss) from
                        discontinued operations          145,937     (2,156,086)
                    ------------------------------------------------------------

                    Numerator for basic and diluted net
                      loss per
                      common share                  $   (420,735)  $ (2,672,318)
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF                                       For the Years Ended May 31,
   SIGNIFICANT                                      ----------------------------
   ACCOUNTING                                            2002          2001
   POLICIES         ------------------------------------------------------------
   (CONTINUED)      Denominator for basic net loss
                      per common share                 5,100,719      4,814,790
                    Effect of dilutive securities:
                      Options and warrants                    --             --
                    ------------------------------------------------------------

                    Denominator for diluted net loss
                      per common share                 5,100,719      4,814,790
                    ============================================================


                    Basic net loss per common share:
                      Loss from continuing
                        operations                  $      (0.11)  $      (0.11)
                      Gain (loss) from
                        discontinued operations             0.03          (0.44)
                    ------------------------------------------------------------

                    Basic net loss per common share $      (0.08)  $      (0.55)
                    ============================================================


                    Diluted net loss per common share:
                      Loss from continuing
                        operations                  $      (0.11)  $      (0.11)
                      Gain (loss) from
                        discontinued operations             0.03          (0.44)
                    ------------------------------------------------------------

                    Diluted net loss per common
                      share                         $      (0.08)  $      (0.55)
                    ============================================================

                    The computation of diluted loss per share excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive due to losses incurred by the Company. See summary of outstanding stock options and warrants in Note 7.

                    As of May 31, 2002, there was a total of 3,084,886 potential dilutive shares of common stock.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       SEGMENT REPORTING
   SIGNIFICANT
   ACCOUNTING       The Financial Accounting Standards Board has issued
   POLICIES         Statement of Financial Accounting Standards No. 131
   (CONTINUED)      "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED
                    INFORMATION" ("SFAS 131"). SFAS 131 requires public companies to report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers.

                    REPORTING COMPREHENSIVE INCOME

                    In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "REPORTING COMPREHENSIVE INCOME." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity.

                    RECENT ACCOUNTING PRONOUNCEMENTS

                    In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", which eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company adopted SFAS 141 effective July 1, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       In July 2001, the FASB issued Statement of Financial
   SIGNIFICANT      Accounting Standards No. 142 ("SFAS 142"), "Goodwill and
   ACCOUNTING       Intangible Assets", which revises the accounting for
   POLICIES         purchased goodwill and intangible assets. Under SFAS 142,
   (CONTINUED)      goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001, with earlier adoption permitted.
                    The Company has not yet determined the impact on the Company's financial position or results of operations as a result of the future adoption of SFAS 142.

                    In August 2001, the FASB issued Statement of Financial Accounting Standards FAS No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to all entities and legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of long-lived assets, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management has not yet determined the impact of the adoption of SFAS No. 143 on the Company's financial position or results of operations.

                    In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," or SFAS
                    144. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. The Company does not expect SFAS 144 will have a material impact on the Company's financial position or results of operations.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


2. SUMMARY OF       In April 2002, the FASB issued Statement of Financial
   SIGNIFICANT      Accounting Standards No. 145 ("SFAS 145"), "Rescission of
   ACCOUNTING       SFAS No. 44 and 64, Amendment of SFAS No. 13, and Technical
   POLICIES         Corrections," to update, clarify and simplify existing
   (CONTINUED)      accounting pronouncements. SFAS No. 4, which required all
                    gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS No.
                    64, which amended SFAS No. 4, was rescinded because it was no longer necessary. We do not expect the adoption of this statement to have a material effect on the Company's financial statements.

                    In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. We do not expect the adoption of this statement to have a material effect on the Company's financial statements.

                    RECLASSIFICATIONS

                    Certain reclassifications have been made to the 2001 conosolidated balances to conform to the 2002 presentation.


3. CONSOLIDATED     Lancer is engaged in the design, manufacture and
   SUBSIDIARIES     distribution of orthodontic products. During 2002, Lancer
                    issued 37,595 shares to Biomerica as reimbursement for expenses paid on Lancer's behalf. The Company valued these shares at $8,271. Biomerica's direct ownership percentage of Lancer is 31.63% and its direct and indirect (via agreements with certain shareholders) voting control over Lancer is greater than 50% as of May 31, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


3. CONSOLIDATED     AIT provided immune allergy testing and products to
   SUBSIDIARIES     physicians and medical institutions. On May 30, 2002,
   (CONTINUED)      Biomerica received $212,500 for primarily all its interest in AIT and recorded a gain of $224,481 on the sale.
                    Subsequent to the sale, Biomerica held 1.4% of the outstanding shares of AIT. The gain and loss from operations are included in discontinued operations in the accompanying consolidated statement of operations for the year ended May
                    31, 2002 (See Note 13).

                    The Company's fiscal 2001 losses were partially the result of its investment in ReadyScript. The ReadyScript subsidiary was a development-stage enterprise and required the raising of a significant amount of capital to fund its short-term working capital needs. The ReadyScript operations were discontinued in May 2001 (see Note 13). The net assets and operating results of ReadyScript are included in the accompanying consolidated financial statements as discontinued operations and are held for sale.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


3. CONSOLIDATED     Operating results for Lancer, AIT and ReadyScript in the
   SUBSIDIARIES     aggregate for the years ended May 31, 2002 and 2001, which
   (CONTINUED)      are included in the consolidated operating results of the
                    Company, are as follows:

                                                         2002          2001
                    ------------------------------------------------------------

                    Net sales                         $ 6,022,331   $ 5,927,603
                    Cost of sales                       4,159,048     3,994,161
                    ------------------------------------------------------------

                        Gross profit                    1,863,283     1,933,442
                    ------------------------------------------------------------

                    Operating expenses:
                       Selling, general and
                         administrative                 1,759,920     1,959,539
                       Research and development             3,842        71,505
                    ------------------------------------------------------------

                         Total operating expenses       1,763,762     2,031,044
                    ------------------------------------------------------------

                    Other income (expense):
                       Interest expense, net              (17,182)      (19,931)
                       Other income, net                  (43,295)        1,474
                    ------------------------------------------------------------

                                                          (60,477)      (18,457)
                    ------------------------------------------------------------

                    Income (loss) from continuing
                       operations before income taxes      39,044      (116,059)

                    Income tax expense                      1,260           800
                    ------------------------------------------------------------

                    Net income (loss) from
                       continuing operations               37,784      (116,859)

                    Discontinued operations of AIT
                     and ReadyScript:
                       Income (loss) from
                         discontinued operations, net     (78,544)   (2,156,086)
                    ------------------------------------------------------------

                    Net income (loss)                 $    40,760   $(2,272,945)
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


4. INTANGIBLE       Intangible assets, net of accumulated amortization, consist
   ASSETS           of the following:


                    MAY 31,                                            2002
                    ------------------------------------------------------------

                    Marketing and distribution rights             $     442,750
                    Technology use rights                               858,328
                    Patents and other intangibles                        33,225
                    ------------------------------------------------------------
                                                                      1,334,303

                    Less accumulated amortization                    (1,218,122)
                    ------------------------------------------------------------

                                                                  $     116,181
                    ============================================================

                    Included in marketing and distribution rights are repurchased sales territories by Lancer which are being amortized straight-line over the estimated useful life of eighteen years. In each of the fiscal years 2002 and 2001, the Company recorded amortization expense of $24,900 related to repurchased sales territories.

                    During fiscal 1985, Lancer purchased certain assets and technology which is being amortized straight-line over the estimated useful life of eighteen years. Lancer recorded amortization expense of $48,696 for each of the years ended May 31, 2002 and 2001 related to these assets.

                    During the year ended May 31, 2002, management determined that a license had been impaired as Biomerica no longer manufactured the product covered by the license. The Company recorded an impairment expense for the unamortized balance of the license in the amount of $100,320 which is reflected in cost of sales in the accompanying statement of operations for the year ended May 31, 2002. Amortization expense related to licenses and other intangibles which is included in the accompanying consolidated statements of operations amounted to $16,854 and $14,867 for the years ended May 31, 2002 and 2001, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


5. LINE OF          At May 31, 2001, Lancer had a line of credit with a bank for
   CREDIT           borrowings up to $300,000. The line of credit bore interest at prime plus 1.25% per annum (8.25% at May 31, 2001).
                    Allowable borrowings were limited to specified percentages of eligible accounts receivable. The line of credit terminated on October 24, 2001.

                    Effective October 24, 2001, Lancer obtained a new line of credit with a new lender for borrowing up to $400,000 which is limited to specified percentages of eligible accounts receivable. The outstanding balance at May 31, 2002 was $65,669. The initial drawings were used to pay off in full the outstanding balance on the previous line of credit. The unused portion available under the line of credit at May 31, 2002, was approximately $229,000. The new line of credit bears interest at prime plus 2% per annum, but in no event shall it be lower than 8% (8.00% at May 31, 2002). In addition to interest, a management fee of 0.25% on the average monthly outstanding loan balance and an unused balance fee of 0.0425% on the average monthly unused portion available are required. The line of credit expires on October 24, 2003.

                    The line of credit is collateralized by substantially all the assets of Lancer, including inventories, receivables, and equipment. The lending agreement for the line of credit requires, among other things, that Lancer maintain a tangible net worth of $2,100,000, and prohibits the advancing of funds to Biomerica. Lancer is not required to maintain compensating balances in connection with this lending agreement. The Company was in compliance with its debt covenants at May 31, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


5. LINE OF          The following summarizes information on short-term
   CREDIT           borrowings for the year ended May 31, 2002:

                    MAY 31,                                          2002
                    ------------------------------------------------------------

                    Average month end balance                       $   165,125
                    Maximum balance outstanding at any month end    $   223,103
                    Weighted average interest rate (computed by
                      dividing interest expense by average
                      monthly balance)                                     10.6%
                    Interest rate at year end                               8.0%
                    ============================================================


6. RELATED PARTY    SHAREHOLDER LINE OF CREDIT
   TRANSACTIONS

                    Biomerica, Inc. entered into an agreement for a line of credit agreement on September 12, 2000 with a shareholder whereby the shareholder will loan to the Company, as needed, up to $500,000 for working capital needs. The line of credit bears interest at 8%, is secured by accounts receivable and inventory, and expires September 13, 2003. There was $365,000 outstanding under this line of credit at May 31, 2002, of which $30,000 was repaid subsequent to May 31, 2002.

                    SHAREHOLDER LOAN

                    During 2002 a shareholder advanced the Company $10,000. The loan bears interest at 8%.

                    During 2002 and 2001, the Company incurred $19,661 and $1,051, respectively, in interest expense related to the shareholder line of credit and loan, all of which is accrued as of May 31, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


6. RELATED PARTY    ACCRUED COMPENSATION
   TRANSACTIONS
                    Two officers, who are also shareholders of the Company agreed to defer a portion of their salaries. At May 31, 2002 approximately $63,000 of deferred officer's salary is included in accrued compensation in the accompanying consolidated financial statements. Approximately $121,000 of the total accrued compensation is due to the former chief executive officer's estate.


7. SHAREHOLDERS'    1991, 1995 AND 1999 STOCK OPTION AND RESTRICTED STOCK PLANS
   EQUITY
                    In December 1991, the Company adopted a stock option and restricted stock plan (the "1991 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 350,000 of the Company's unissued common stock may be granted to officers, employees or consultants of the Company. Options granted under the 1991 Plan may be granted at prices not less than 85% of the then fair market value of the common stock, vest at not less than 20% per year and expire not more than 10 years after the date of grant.

                    In January 1996, the Company adopted a stock option and restricted stock plan (the "1995 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 500,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. Options granted under the 1995 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

                    During 1999, the Company granted options to purchase 2,000, 179,850 and 27,900 shares of its common stock at an exercise prices of $0.90, $0.86 and $0.85, respectively, to employees and 2,000 and 7,000 shares to non-employees, at exercise prices of $0.90 and $0.86, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    On June 3, 1999, the Company, issued 8,000 shares of common
   EQUITY           stock to a consultant for services provided. The Company
   (CONTINUED)      valued these shares at $16,000.

                    On June 11, 1999, the Company issued 1,150,000 and 50,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options is $3.00 per share. The options vest immediately and are exercisable for a period of ten years. The Company recorded $58,806 related to the fair value of options granted to non-employees. In addition, the Company issued 1,000,000 stock purchase warrants to unaffiliated entities for consulting and fund-raising services rendered. The holder is granted the right to purchase common stock at an exercise price of $3.00 per share through the year 2005. The Company valued these warrants at $1,176,126. Of this, $588,063 was expensed for consulting services and $588,063 was recorded as a reduction of paid-in-capital in connection with the private placement as discussed below.

                    In August 1999, the Company adopted a stock option and restricted stock plan (the "1999 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 1,000,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. As of January 1, of each calendar year, commencing January 1, 2000, this amount is subject to automatic annual increases equal the lesser of 1.5% of the total number of outstanding common shares assuming conversion of convertible securities or 500,000. Options granted under the 1999 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

                    During 2000, the Company granted 726,000 and 50,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options range from $1.38 to $3.88 per share.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    During 2000, the Company agreed to grant warrants to three
   EQUITY           medical groups in exchange for services. During 2001, the
   (CONTINUED)      Company issued 5,000 of these warrants at an exercise price of $3.25. The Company recorded $17,372 of expense related to these warrants in 2000. These warrants were canceled during the year ended May 31, 2002.

                    During each of the years ended May 31, 2002 and 2001, the Company recorded compensation expense of $1,207 related to the amortization of the fair value of options to purchase common stock issued prior to June 1, 1999.

                    During 2001, the Company granted 257,000 and 6,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options range from $0.50 to $1.50 per share. Management recorded $0 and $18,720, respectively, during the years ended May 31, 2002 and 2001 of expense related to the granting of options to employees. Management recorded $1,386 during each of the years ended May 31, 2002 and 2001 of expense related to the granting of options to non-employees.

                    During 2001, the Company issued 57,424 warrants to purchase shares of the Company's stock to various employees. The warrants have an exercise price of $2.00.

                    During 2001, the Company, agreed to extend the expiration date of 33,875 expiring options issued to employees.

                    During 2002, the Company granted approximately 229,000 options to purchase shares of the Company's stock to employees. The purchase price of the options ranges from $0.42 to $0.90 per share. Management recorded $1,612 during the year ended May 31, 2002 of expense related to the granting of options to employees.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    Activity as to stock options and warrants under the 1991,
   EQUITY           1995 and 1999 plans are as follows:
   (CONTINUED)

                                                                                           WEIGHTED
                                                              NUMBER                       AVERAGE
                                                              OF STOCK     PRICE RANGE     EXERCISE
                                                              OPTIONS       PER SHARE       PRICE
                    --------------------------------------------------------------------------------
                    Options outstanding at
                      May 31, 2000                           3,557,300    $  .85 - $5.00   $  3.15
                    Options granted                            268,000    $  .50 - $3.25   $   .91
                    Warrants granted                            57,434    $         2.00   $  2.00
                    Options exercised                           (8,500)   $   .50 - $.86   $   .77
                    Options canceled or expired               (730,000)   $  .50 - $5.00   $  4.75
                    --------------------------------------------------------------------------------


                    Options outstanding at
                      May 31, 2001                           3,144,234    $  .50 - $3.25   $  2.58
                    Options granted                            229,254    $   .42 - $.90   $   .59
                    Warrants granted                                 -    $            -   $     -
                    Options exercised                           (1,625)   $   .50 - $.86   $   .69
                    Options canceled or expired               (286,977)   $  .50 - $3.25   $  1.49
                    --------------------------------------------------------------------------------

                    Options and warrants outstanding at
                       May 31, 2002                          3,084,886    $  .42 - $3.00   $  2.53
                    ================================================================================

                    Options and warrants exercisable at
                       May 31, 2002                          2,198,755    $  .42 - $3.00   $  2.43
                    ================================================================================

                    The weighted average fair value of options and warrants granted during 2002 and 2001 was $0.40 and $0.93, respectively.


                                     FS-32-

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    The following summarizes information about the Company's
   EQUITY           stock options and warrants outstanding at May 31, 2002:
   (CONTINUED)

                                                     WEIGHTED
                                                     AVERAGE
                                                     REMAINING   WEIGHTED     NUMBER      WEIGHTED
                         RANGE OF       NUMBER      CONTRACTUAL  AVERAGE    EXERCISABLE   AVERAGE
                         EXERCISE    OUTSTANDING      LIFE IN    EXERCISE    AT MAY 31,   EXERCISE
                         PRICES      MAY 31, 2002      YEARS       PRICE       2000        PRICE
                    -------------------------------------------------------------------------------
                    $   .42 - $.90       469,511        3.55      $  .65       421,354     $  .66
                    $ 1.09 - $1.91       267,375        2.19      $ 1.63       192,625     $ 1.71
                    $ 2.62 - $3.00     2,348,000        2.06      $ 2.99     1,584,776     $ 2.99

                    ===============================================================================

                    SFAS 123 PRO FORMA INFORMATION

                    Pro forma information regarding loss per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the years ended May 31, 2002 and 2001; risk free interest rates ranging from 3.14% to 6.65%; dividend yield of 0%; expected life of the options ranging from one to three years; and volatility factors of the expected market price of the Company's common stock ranging from 105% to 200%.

                    The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    For purposes of pro forma disclosures, the estimated fair
   EQUITY           value of the options is amortized to expense over the option
   (CONTINUED)      vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense, net loss, and net loss per share (basic and diluted) had compensation costs for the Company's stock option plans been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 are as follows:


                    MAY 31,                                2002          2001
                    ------------------------------------------------------------

                    Net loss from continuing
                      operations, as reported         $  (566,672)  $  (516,232)
                    Adjustment to compensation
                      expense under SFAS 123             (629,098)   (1,094,095)
                    ------------------------------------------------------------

                    Net loss from continuing
                      operations, pro forma           $(1,195,770)  $(1,610,327)
                    ============================================================

                    Pro forma net loss from
                      continuing operations
                      per share - basic               $     (0.23)  $     (0.33)
                    ============================================================

                    Pro forma net loss from
                      continuing operations
                      per share - diluted             $     (0.23)  $     (0.33)
                    ============================================================

                    MAY 31,                                2002          2001
                    ------------------------------------------------------------

                    Net income (loss) from
                      discontinued operations,
                      as reported                     $   145,937   $(2,156,086)
                    Adjustment to compensation
                      expense under SFAS 123                   --            --
                    ------------------------------------------------------------

                    Net loss from discontinued
                       operations, pro forma          $   145,937   $(2,156,086)
                    ============================================================

                    Pro forma net loss from
                      discontinued operations
                      per share - basic               $       .03   $     (0.45)
                    ============================================================

                    Pro forma net loss from
                      discontinued operations
                      per share - diluted             $       .03   $     (0.45)
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    STOCK ACTIVITY
   EQUITY
   (CONTINUED)      During 2001, the Company, agreed to issue 20,000 shares of common stock to a consultant for services provided. The
                    Company valued these subscribed shares at $20,000. As of May
                    31, 2002, the shares have not been issued and accordingly have been classified as common stock subscribed.

                    During 2001, the Company sold 239,450 shares of its common stock at an average selling price of $1.016 per share. Proceeds to the Company were $242,212, net of offering costs of $1,140. At May 31, 2001, 113,375 of the shares had been issued. The remaining 126,075 shares valued at $90,774 were issued during 2002.

                    During 2001, the Company, issued 34,643 and 159,091 shares of common stock to various vendors and consultants for satisfaction of payables and services provided, respectively. The Company valued these shares at $38,615 and $245,625, respectively.

                    During 2002, the Company sold 14,166 shares of its common stock at a selling price of $0.72 per share. Proceeds to the Company were $10,200.

                    During 2002, the Company, issued 108,000 shares of common stock to various consultants for services provided. The Company valued these shares at $64,200.

                    During 2002, the Company, issued 31,819 shares of common stock to employees as compensation. The Company valued these shares at $17,739.

                    During 2002, the Company agreed to issue 8,333 shares of common stock to an employee as compensation. The Company valued these subscribed shares at $3,750. As of May 31, 2002, the shares have not been issued and accordingly have been classified as common stock subscribed.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


7. SHAREHOLDERS'    SUBSIDIARY OPTIONS AND WARRANTS
   EQUITY
   (CONTINUED)      During 1999, Lancer granted options to purchase 138,500
                    shares of its common stock at an exercise price of $1.00 to employees and options to purchase 29,000 shares of its common stock to non-employees, at an exercise price of $1.00.

                    During 2000, Lancer granted options to purchase 15,000 shares of its common stock at an exercise price of $0.85 to employees.

                    During 2001, Lancer granted options to purchase 177,000 shares of its common stock at an exercise prices of $0.25 to $0.875 to employees.

                    During the year ended May 31, 2002, Lancer granted 20,000 options to purchase shares of the Lancer's common stock at an exercise price of $0.40 to an employee of the Lancer, which have a term of one year.

                    There were 239,000 options outstanding and exercisable (at a weighted average exercise price of $.83) to acquire Lancer common stock at May 31, 2002.

                    During 2001, ReadyScript granted options to purchase 1,574,287 shares of its common stock at an exercise price of $0.25 to employees.

                    During 2001, ReadyScript entered into convertible Promissory Notes totaling $835,000. As of May 31, 2001, $782,000 of that debt had been converted into 1,500,175 shares of ReadyScript common stock. The Company recorded an increase to additional paid-in-capital of $713,014 as a result of this conversion.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


8. INCOME TAXES     Income tax expense from continuing operations for the years ended May 31, 2002 and 2001 consists of the following current provisions:


                    MAY 31,                                   2002       2001
                    ------------------------------------------------------------

                    U.S. Federal                          $      --    $     --

                    State and local                           2,060       1,600
                    ------------------------------------------------------------

                                                          $   2,060    $  1,600
                    ============================================================

                    Income tax expense from continuing operations differs from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to pretax loss as a result of the following:

                    MAY 31,                                 2002        2001
                    ------------------------------------------------------------

                    Computed "expected" tax
                      benefit                           $ (197,614)  $ (180,121)
                    Increase (reduction) in income
                      taxes resulting from:
                       Meals and entertainment               5,363        8,684
                       Change in valuation allowance       168,831      131,868
                       Equity in earnings of affiliates
                         not subject to taxation
                         because of dividends-
                         received deduction
                         for tax purposes                   23,420       39,569
                       State income taxes                    2,060        1,600
                    ------------------------------------------------------------

                                                        $    2,060   $    1,600
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


8. INCOME TAXES     The tax effect of temporary differences that give rise to
   (CONTINUED)      significant portions of liabilities are presented below.


                    MAY 31,                                            2002
                    ------------------------------------------------------------

                    Deferred tax assets:
                      Accounts receivable, principally
                        due to allowance for doubtful
                        accounts and sales returns                  $    79,000
                      Inventories, principally due to
                        additional costs inventoried for
                      tax purposes pursuant to the Tax
                        Reform Act of 1986 and
                        allowance for inventory
                        obsolescence                                    143,000
                      Compensated absences and
                        deferred payroll, principally due
                        to accrual for financial reporting
                        purposes                                        101,000
                      Net operating loss
                        carryforwards                                 2,593,000
                      Tax credit carryforwards                          166,000
                      Investment in affiliates                          390,000
                    ------------------------------------------------------------

                                                                      3,472,000

                    Less valuation allowance                         (3,398,000)
                    ------------------------------------------------------------

                    Net deferred tax asset                               74,000

                    Deferred tax liability:
                      Marketing rights, principally due
                        to amortization                                 (74,000)
                    ------------------------------------------------------------

                    Net deferred tax liability                     $         --
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


8. INCOME TAXES     The Company has provided a valuation allowance with respect
   (CONTINUED)      to substantially all of its deferred tax assets as of May
                    31, 2002 and 2001. Management provided such allowance as it is currently more likely than not that tax-planning strategies will not generate taxable income sufficient to realize such assets in foreseeable future reporting periods.

                    As of May 31, 2002, Biomerica had net tax operating loss carryforwards of approximately $5,171,000 and investment tax and research and development credits of approximately $62,000, which are available to offset future Federal tax liabilities. The carryforwards expire at varying dates from 2002 to 2022. As of May 31, 2002, Biomerica has net operating tax loss carryforwards of approximately $1,152,000 available to offset future state income tax liabilities, which expire through 2012.

                    As of May 31, 2002, Lancer had net tax operating loss carryforwards of approximately $2,037,000 and business tax credits of approximately $80,000 available to offset future Federal tax liabilities. The carryforwards expire through 2021. As of May 31, 2002, Lancer has net tax operating loss carryforwards of approximately $185,000 and business tax credits of approximately $24,000 available to offset future state income tax liabilities. The state carryforwards expire at varying dates through 2011.

                    The Tax Reform Act of 1986 includes provisions which limit the Federal net operating loss carryforwards available for use in any given year if certain events, including a significant change in stock ownership, occur.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


9. INSURANCE        Management of Lancer completed an assessment of two
   CLAIM            occurrences of theft of inventory located at its
   RECEIVABLE       wholly-owned and consolidated subsidiary, Lancer De Mexico, in January and April of 2002. The carrying value of the inventory stolen approximated $82,000, valued at standard cost, which has been reflected in the accompanying financial statements as a reduction in inventories and an addition to insurance claim receivable. Subsequent to year-end, the Company received $51,000 as an initial payment on the claim.
                    The Company expects to receive an aggregate amount above cost representing the value of the stolen inventory at net average selling price, less commissions and royalties.


10. BUSINESS        Reportable business segments for the years ended May 31,
    SEGMENTS        2002 and 2001 are as follows:

                                                         2002          2001
                    ------------------------------------------------------------

                    Domestic sales:
                       Orthodontic products           $ 3,031,000   $ 3,018,000
                    ============================================================

                       Medical diagnostic products    $ 1,223,000   $ 1,581,000
                    ============================================================

                    Foreign sales:
                       Orthodontic products           $ 2,991,000   $ 2,910,000
                    ============================================================

                       Medical diagnostic products    $ 1,353,000   $ 1,330,000
                    ============================================================

                    Net sales:
                       Orthodontic products           $ 6,022,000   $ 5,928,000
                       Medical diagnostic products      2,576,000     2,911,000
                    ------------------------------------------------------------

                    Total                             $ 8,598,000   $ 8,839,000
                    ============================================================

                    Operating profit (loss):
                       Orthodontic products           $    99,000   $   (98,000)
                       Medical diagnostic products       (565,000)     (520,000)
                    ------------------------------------------------------------

                    Total                             $  (466,000)  $  (618,000)
                    ============================================================

                    Operating loss from discontinued
                     segment:
                       AIT                            $   (75,790)  $   (62,654)
                       ReadyScript                         (2,754)   (2,093,432)
                    ------------------------------------------------------------

                    Total                             $   (78,544)  $(2,156,086)
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


10.  BUSINESS SEGMENTS
     (CONTINUED)                                          2002          2002
                                                      ==========================
                    Domestic long-lived assets:
                       Orthodontic products           $   110,000   $   196,000
                       Medical diagnostic products        208,000       364,000
                    ------------------------------------------------------------

                    Total                             $   318,000   $   560,000
                    ============================================================

                    Foreign long-lived assets:
                       Orthodontic products           $    27,000   $    45,000
                       Medical diagnostic products             --            --
                    ------------------------------------------------------------

                    Total                             $    27,000   $    45,000
                    ============================================================

                    Total assets:
                       Orthodontic products           $ 3,646,000   $ 3,737,000
                       Medical diagnostic products      1,631,000     1,575,000
                    ------------------------------------------------------------

                    Total                             $ 5,277,000   $ 5,312,000
                    ============================================================


                    Depreciation and amortization
                     expense:
                       Orthodontic products           $    85,000   $   122,000
                       Medical diagnostic products        107,000        86,000
                    ------------------------------------------------------------

                    Total                             $   192,000   $   208,000
                    ============================================================

                    Capital expenditures:
                       Orthodontic products           $     4,000   $     9,000
                       Medical diagnostic products          8,000        53,000
                    ------------------------------------------------------------

                    Total                             $    12,000   $    62,000
                    ============================================================

                    The net sales as reflected above consist of sales to unaffiliated customers only as there were no significant intersegment sales during fiscal years 2002 and 2001. No customer accounted for more than 10% of net sales during fiscal years 2002 and 2001.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


10. BUSINESS        Geographic information regarding net sales and operating
    SEGMENTS        loss is as follows:

                                                          2002          2001
                    ------------------------------------------------------------

                    Net sales:
                       United States                  $ 4,254,000   $ 4,599,000
                       Europe                           2,313,000     2,207,000
                       South America                      498,000       558,000
                       Asia                               199,000       221,000
                       Other foreign                    1,334,000     1,254,000
                    ------------------------------------------------------------

                    Total net sales                   $ 8,598,000   $ 8,839,000
                    ============================================================

                    Identifiable assets by business segment are those assets that are used in the Company's operations in each industry. Identifiable assets are held primarily in the United States.


11. COMMITMENTS     OPERATING LEASES
    AND
    CONTINGENCIES   Biomerica leases its primary facility under a non-cancelable operating lease expiring October 31, 2005, with monthly base rent of $15,000 with a 3% increase effective September 1, 2003. These facilities are owned and operated by four of the Company's shareholders. Total rent expense for this facility was approximately $179,000 and $169,000 during the years ended May 31, 2002 and 2001, respectively.

                    Biomerica subleased a portion of the facility under a non-cancelable operating lease expiring May 16, 2003, with monthly base rental income of $1,642.

                    Biomerica entered into a non-cancelable operating lease for a copier in November 2001 which expires November 2006, which requires monthly rentals of $279. Total expense for the copier was approximately $2,000 during the year ended May 31, 2002.

11. COMMITMENTS     Lancer leases its main facility under a non-cancelable
    AND             operating lease expiring December 31, 2003, as extended,
    CONTINGENCIES   which requires monthly rentals that increase annually, from
                    $2,900 per month in 1994 to $6,317 per month in 2004. The lease expense is being recognized on a straight-line basis over the term of the lease. The excess of the expense recognized over the cash paid aggregates $8,894 at May 31, 2002, and is included in accrued liabilities in the accompanying consolidated balance sheet. Total rental expense for this facility for each of the years ended May
                    31, 2002 and 2001 was approximately $69,000.

                    Lancer entered into a non-cancelable operating lease for its Mexico subsidiary which expires March 2006, which requires average monthly rentals of approximately $6,000. Total expense for this facility was approximately $69,000 and $74,000 during the years ended May 31, 2002 and 2001, respectively.

                    Lancer entered into a non-cancelable operating lease for a copier in February 2002 which expires February 2006, which requires monthly rentals of $189. Total expense for the copier was approximately $2,000 during the year ended May 31, 2002.

                    Rental expense for all operating leases amounted to approximately $321,000 and $332,000 for the years ended May 31, 2002 and 2001, respectively. The future annual minimum payments, net of sublease income, are as follows:

                    YEARS ENDING MAY 31,                               Amount
                    ------------------------------------------------------------

                    2003                                            $   307,793
                    2004                                                302,057
                    2005                                                259,188
                    2006                                                139,298
                    2007                                                  1,674
                    ------------------------------------------------------------

                    Minimum lease payments, net                     $ 1,010,010
                    ------------------------------------------------------------

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


11. COMMITMENTS     MANUFACTURING AGREEMENT
    AND
    CONTINGENCIES   In May 1990, the Company entered into a manufacturing
    (CONTINUED)     subcontractor agreement (the "Manufacturing Agreement"),
                    whereby the subcontractor agreed to provide manufacturing services to the Company through its affiliated entities located in Mexicali, B.C., Mexico. Effective April 1, 1996, the Company leased the Mexicali facility under a separate arrangement, as discussed in above under LEASES. Since
                    October 2000, the manufacturing agreement was operated on a month-to-month basis. During fiscal 2002, the operations in Mexico were transferred into a newly created Mexican corporation (Lancer de Mexico) and became a wholly-owned and consolidated subsidiary of the Company. This subsidiary now also administers services previously provided by an independent manufacturing contractor. Should the company discontinue operations in Mexico, it is responsible for the accumulated employee seniority obligation as prescribed by Mexican law. At May 31, 2002, this obligation was approximately $365,000. Such obligation is contingent in nature and accordingly has not been accrued in the accompanying consolidated balance sheet.

                    LICENSE AND ROYALTY AGREEMENT

                    Lancer has entered into various of license and/or royalty agreements pursuant to which it has obtained rights to manufacture and market certain products. The agreements are for various durations expiring through 2007 and they require the Company to make payments based on the sales of the individual licensed products.

                    Lancer has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by Lancer.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


11. COMMITMENTS     RETIREMENT SAVINGS PLAN
    AND
    CONTINGENCIES   Effective September 1, 1986, the Company established a
    (CONTINUED)     401(k) plan for the benefit of its employees. The plan
                    permits eligible employees to contribute to the plan up to the maximum percentage of total annual compensation allowable under the limits of Internal Revenue Code Sections
                    415, 401(k) and 404. The Company, at the discretion of its Board of Directors, may make contributions to the plan in amounts determined by the Board each year. No contributions by the Company have been made since the plan's inception.

                    LITIGATION

                    The Company is, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse affect on the Company's consolidated financial position, results of operations or cash flows.

                    NASDAQ SMALL CAP MARKET LISTING REQUIREMENTS

                    The Company was notified by NASDAQ that it was no longer in compliance with either the minimum $2,000,000 net tangible assets or $2,500,000 stockholders' equity requirement for continued listing on the NASDAQ Small Cap Market under Marketplace rule 4310(c)(2)(B). Effective June 20, 2002, the Company was delisted. The Company's securities were immediately eligible for trade on the OTC Bulletin Board.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


12. CONDENSED       Lancer's line-of-credit prohibits the transfer or dividend
    FINANCIAL       of funds to Biomerica, Inc. As a result, the following
    INFORMATION     condensed unconsolidated balance sheet for Biomerica, Inc.
    OF PARENT       as of May 31, 2002, and the condensed unconsolidated
    COMPANY         statements of operations and cash flows for the years ended
                    May 31, 2002 and 2001 have been provided. No cash dividends were paid by the consolidated subsidiaries (see Note 3) during the years ended May 31, 2002 and 2001.

                                 CONDENSED UNCONSOLIDATED BALANCE SHEET

                     MAY 31,                                        2002
                    ------------------------------------------------------------

                                                ASSETS

                    CURRENT ASSETS:
                         CASH                                       $   200,692
                         AVAILABLE-FOR-SALE SECURITIES                    2,532
                         ACCOUNTS RECEIVABLE, NET                       300,651
                         INVENTORIES                                    833,253
                         NOTES RECEIVABLE                                 2,419
                         PREPAID EXPENSES AND OTHER                      68,199
                    ------------------------------------------------------------

                    TOTAL CURRENT ASSETS                              1,407,746

                    INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED
                      SUBSIDIARY, RESTRICTED                            960,763
                    INVENTORY, NON-CURRENT                               15,000
                    PROPERTY AND EQUIPMENT, NET                         180,255
                    INTANGIBLE ASSETS                                    27,625
                    OTHER                                                    --
                    ------------------------------------------------------------

                                                                    $ 2,591,389
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


12. CONDENSED       CONDENSED UNCONSOLIDATED BALANCE SHEET (CONTINUED)
    FINANCIAL
    INFORMATION     MAY 31,                                           2002
    OF PARENT       ------------------------------------------------------------
    COMPANY
    (CONTINUED)              LIABILITIES AND SHAREHOLDERS' EQUITY

                    CURRENT LIABILITIES:
                      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES      $   466,507
                      ACCRUED COMPENSATION                              212,989
                      CURRENT PORTION OF SHAREHOLDERS LOANS              30,000
                    ------------------------------------------------------------

                    TOTAL CURRENT LIABILITIES                           709,496
                    ------------------------------------------------------------

                    SHAREHOLDER LOANS, NET OF CURRENT PORTION           345,000

                    EQUITY IN LOSSES OF UNCONSOLIDATED
                      SUBSIDIARIES, NET OF ADVANCES,
                      UNRESTRICTED                                      326,187
                    ------------------------------------------------------------

                    SHAREHOLDERS' EQUITY:
                      COMMON STOCK                                      437,538
                      ADDITIONAL PAID-IN CAPITAL                     16,981,982
                      ACCUMULATED OTHER COMPREHENSIVE LOSS              (20,237)
                      ACCUMULATED DEFICIT                           (16,188,577)
                    ------------------------------------------------------------

                    TOTAL SHAREHOLDERS' EQUITY                        1,210,706
                    ------------------------------------------------------------

                                                                    $ 2,591,389
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


12. CONDENSED             CONDENSED UNCONSOLIDATED STATEMENTS OF OPERATIONS
    FINANCIAL
    INFORMATION     MAY 31,                                2002         2001
    OF PARENT       ------------------------------------------------------------
    COMPANY
    (CONTINUED)     NET REVENUES                       $ 2,575,723   $ 2,911,649
                    COST OF SALES                        1,903,414     2,048,757
                    ------------------------------------------------------------

                        GROSS PROFIT                       672,309       862,892
                    ------------------------------------------------------------

                    OPERATING EXPENSES:
                    SELLING, GENERAL AND
                      ADMINISTRATIVE                     1,081,335    1,132,519
                    RESEARCH AND DEVELOPMENT               155,916      250,616
                    ------------------------------------------------------------

                    TOTAL OPERATING EXPENSES             1,237,251    1,383,135
                    ------------------------------------------------------------

                        OPERATING LOSS                    (564,942)    (520,243)

                    OTHER INCOME/(EXPENSE)                 (12,560)      40,776
                    ------------------------------------------------------------

                    LOSS FROM OPERATIONS BEFORE INTEREST
                        IN NET INCOME OF CONSOLIDATED
                        SUBSIDIARIES AND INCOME TAXES     (577,502)    (479,467)

                    INTEREST IN NET INCOME (LOSS) OF
                    CONSOLIDATED SUBSIDIARIES               11,630      (35,965)

                    INTEREST IN NET LOSS OF CONSOLIDATED
                        SUBSIDIARIES - DISCONTINUED
                        OPERATIONS                         (78,544)  (2,156,086)
                    GAIN ON SALE OF SUBSIDIARY             224,481           --
                    ------------------------------------------------------------

                    LOSS FROM OPERATIONS BEFORE INCOME
                        TAXES                             (419,935)  (2,671,518)

                    INCOME TAX EXPENSE                         800          800
                    ------------------------------------------------------------

                    NET LOSS                           $  (420,735) $(2,672,318)
                    ============================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================

12. CONDENSED               CONDENSED UNCONSOLIDATED STATEMENTS OF CASH FLOWS
    FINANCIAL
    INFORMATION             FOR THE YEARS ENDED MAY 31,               2002         2001
    OF PARENT               ----------------------------------------------------------------
    COMPANY
    (CONTINUED)             CASH FLOWS FROM OPERATING ACTIVITIES:
                              NET LOSS FROM CONTINUING
                                OPERATIONS                        $  (420,735)  $(2,672,318)
                              ADJUSTMENTS TO RECONCILE NET
                                INCOME TO NET CASH (USED IN)
                                PROVIDED BY OPERATING
                                ACTIVITIES:
                                DEPRECIATION AND AMORTIZATION          84,648       76,311
                             REALIZED (GAIN) LOSS ON
                                SALE OF AVAILABLE-FOR-SALE
                                SECURITIES                           (10,026)       (34,427)
                             LOSS OF SUBSIDIARIES                      66,914     2,192,051
                             OPTIONS AND WARRANTS ISSUED
                                FOR SERVICES RENDERED                  71,507        89,336
                             COMMON STOCK ISSUED OR
                                SUBSCRIBED FOR SERVICES
                                RENDERED                               85,689       265,625
                             LOSS ON DISPOSAL OF ASSETS                    --         2,000
                                GAIN ON SALE OF SUBSIDIARY           (224,481)           --
                             INCREASE IN INVESTMENT IN
                                AND ADVANCES TO
                                CONSOLIDATED SUBSIDIARIES            (153,637)   (1,020,476)
                             WRITE-OFF OF INTANGIBLES                 100,320            --
                             WRITE-OFF OF NOTES RECEIVABLE              7,800            --
                             NET CHANGE IN OTHER CURRENT
                                ASSETS AND CURRENT
                                LIABILITIES                           78,526        166,406
                             ---------------------------------------------------------------

                             NET CASH USED IN OPERATING ACTIVITIES   (313,475)     (935,492)
                             ---------------------------------------------------------------

                             CASH FLOWS FROM INVESTING ACTIVITIES:
                               SALES OF AVAILABLE-FOR-SALE
                                 SECURITIES                            39,116        85,665
                               PRINCIPAL PAYMENTS RECEIVED ON
                                 NOTES RECEIVABLE                          --        16,600
                               INCREASE IN INTANGIBLE ASSETS          (20,436)      (20,000)
                               PROCEEDS FROM SALE OF SUBSIDIARY       212,500            --
                               PURCHASE OF PROPERTY AND EQUIPMENT      (8,341)           --
                             ---------------------------------------------------------------

                             NET CASH PROVIDED BY INVESTING
                               ACTIVITIES                             222,839        82,265
                             ---------------------------------------------------------------


                                     FS-49

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


12. CONDENSED               CONDENSED UNCONSOLIDATED STATEMENTS OF CASH FLOWS,
    FINANCIAL                                      CONTINUED
    INFORMATION
    OF PARENT       FOR THE YEARS ENDED MAY 31,                         2002        2001
    COMPANY         ------------------------------------------------------------------------
    (CONTINUED)
                    CASH FLOWS FROM FINANCING ACTIVITIES:
                        EXERCISE OF STOCK OPTIONS                       1,128        6,768
                        PROCEEDS FROM SALE OF STOCK                    10,200       242,212
                        INCREASE IN SHAREHOLDER LOAN                  280,000        95,000
                    ------------------------------------------------------------------------

                    NET CASH PROVIDED BY FINANCING
                        ACTIVITIES                                    291,328       343,980
                    ------------------------------------------------------------------------

                    NET CHANGE IN CASH AND CASH
                        EQUIVALENTS                                   200,692      (509,247)

                    CASH AND CASH EQUIVALENTS AT
                        BEGINNING OF YEAR                                  --       509,247
                    ------------------------------------------------------------------------

                    CASH AND CASH EQUIVALENTS AT END OF
                        YEAR                                      $   200,692   $        --
                    ------------------------------------------------------------------------

                    SUPPLEMENTAL DISCLOSURE OF CASH FLOW
                        INFORMATION -
                         CASH PAID DURING THE YEAR FOR:
                             INTEREST                             $        --    $       --
                             INCOME TAXES                         $       800    $      800

                    SUPPLEMENTAL SCHEDULE OF NON-CASH
                       INVESTING AND FINANCING ACTIVITIES
                       CHANGE IN UNREALIZED HOLDING GAIN
                         ON AVAILABLE-FOR-SALE
                         SECURITIES                               $    (9,948)  $     5,966
                    ========================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2002 AND 2001
================================================================================


13. DISCONTINUED    The following summarizes the net liabilities of the
    OPERATIONS      discontinued operations ReadyScript and AIT as of May 31,
                    2002 and the results of its operations for each of the years in the two-year period ended May 31, 2002.

                     Balance sheet items:

                    MAY 31,                                            2002
                    ------------------------------------------------------------

                    Assets:
                        Prepaid expenses and other                  $     2,436
                        Other assets                                     43,508
                    ------------------------------------------------------------

                                                                         45,944

                    Less liabilities:
                        Accrued liabilities                            (372,131)
                    ------------------------------------------------------------

                    Net liabilities                                 $   326,187
                    ============================================================

                    Results of its operations items:

                    YEARS ENDED MAY 31,                    2002         2001
                    ------------------------------------------------------------

                    Revenues                            $  46,417   $   100,270

                    Cost and expenses:
                        Cost of Sales                     (63,434)       86,982
                        General and administrative        (61,527)   (1,913,129)
                        Research and development               --      (256,245)
                    ------------------------------------------------------------

                    Total costs                          (124,961)   (2,156,086)
                    ------------------------------------------------------------

                    Loss from operations                $ (78,544)  $(2,156,086)
                    ============================================================


                                     FS-51